Exhibit 99

Subject To Revision

Series Term Sheet Dated September 24, 2001

Sears Credit Account Master Trust II

$500,000,000 Floating Rate Class A Master Trust Certificates, Series 2001-3

$40,500,000 Floating Rate Class B Master Trust Certificates, Series 2001-3

Sears, Roebuck and Co.

Servicer

SRFG, Inc.

Seller

The certificates represent interests in the Sears Credit Account Master Trust II. The certificates are not obligations of Sears, Roebuck and Co., Sears National Bank, SRFG, Inc. or any of their affiliates. Neither the certificates nor the underlying credit accounts or receivables are insured or guaranteed by any governmental agency.

This series term sheet contains structural and collateral information about the certificates; however, this series term sheet does not contain complete information about the certificates. The information in this series term sheet is preliminary and will be superseded by the information contained in the prospectus supplement and the prospectus. The prospectus supplement and the prospectus will contain additional information not set forth in this series term sheet. You should read both the prospectus supplement and the prospectus.

This series term sheet is not an offer to sell any security, nor is it a solicitation of an offer to buy any security. Sears and SRFG may not offer or sell the certificates in any state where the offer or sale is prohibited. Sears and SRFG may not sell you any of the certificates unless you have received both the prospectus supplement and the prospectus.

Underwriters of the Class A Certificates

Credit Suisse First Boston	JPMorgan

Banc of America Securities LLC

Deutsche Bank Alex. Brown Merrill Lynch & Co. Morgan Stanley This series term sheet will be superseded in its entirety by the information appearing in the prospectus supplement, the prospectus and the Series 2001-3 Supplement to the Pooling and Servicing Agreement.
The Trust	Sears Credit Account Master Trust II.
The Certificates	$500,000,000 Floating Rate Class A Master Trust Certificates, Series 2001-3.

$40,500,000 Floating Rate Class B Master Trust Certificates, Series 2001-3. SRFG reserves the right to retain the Class B certificates.

Seller Retained Certificates	$88,500,000 Class C Master Trust Certificates, Series 2001-3. SRFG will retain the Class C certificates. You may not purchase them in this offering.
Interest on the Certificates	Class A certificates: one month LIBOR + ____% per year.

Class B certificates: one month LIBOR + ____% per year.

The trustee will calculate interest on the certificates on the basis of the actual number of days elapsed and a 360-day year.

Interest Payment Dates	The 15th day of each month, or, if not a business day, the next business day, beginning in October 2001.
Principal Payments	The trust is scheduled to pay $500,000,000 of principal on the Class A Certificates on September 15, 2006 or, if not a business day, the next business day.

The trust is scheduled to pay $40,500,000 of principal on the Class B Certificates on October 15, 2006, or if not a business day, the next business day.

Receivables	The aggregate amount of receivables in the trust's accounts as of the last day of August 2001 was $11,746,750,787, consisting of $11,543,860,918 of principal receivables and $202,889,869 of finance charge receivables. SRFG anticipates adding accounts, totaling approximately $1.4 billion of receivables, to the trust as of September 30, 2001.
Subordination - Class A Credit Enhancement	The Class B certificates and the Class C certificates will be subordinate to the Class A certificates to the extent described in the prospectus supplement. Subordination of the Class B certificates and Class C certificates provides credit enhancement for the Class A certificates.
Subordination - Class B Credit Enhancement	The Class C certificates will be subordinate to the Class B certificates to the extent described in the prospectus supplement. Subordination of the Class C certificates provides credit enhancement for the Class B certificates.
Series Termination Date	The business day after September 15, 2010, or, if September 15, 2010, is not a business day, the second business day after September 15, 2010. The series termination date is the last day on which the trust will make payments on the certificates.
ERISA Considerations	The prohibited transaction rules of ERISA may apply to certain transactions involving the trust's assets. We do not expect that 100 or more independent persons will hold interests in the Class A or Class B certificates. Accordingly, employee benefit plans should not purchase the Class A or Class B certificates.
Class A Certificate Rating	The trust will issue the Class A certificates only if at least two nationally recognized rating agencies rate the Class A certificates in the highest rating category. The rating agencies base their ratings primarily on the value of the receivables in the trust and the subordination of the Class B certificates and the Class C certificates.
Class B Certificate Rating	Unless SRFG retains the Class B certificates, the trust will issue the Class B certificates only if at least two nationally recognized rating agencies rate the Class B certificates in one of the three highest rating categories. The rating agencies base their ratings primarily on the value of the receivables in the trust and the subordination of the Class C certificates.

COMPOSITION AND HISTORICAL PERFORMANCE OF THE SEARS PORTFOLIO

The tables below describe the composition and historical performance of the accounts in the Sears portfolio, excluding accounts originated by, and currently owned by, Sears Roebuck de Puerto Rico, Inc., which are not included in the trust. These tables do not necessarily reflect the composition and historical performance of the accounts in the trust. Sears uses different methodologies to calculate the performance characteristics of the accounts in the Sears portfolio than those the trust uses to calculate the performance characteristics of the accounts in the trust.

In 1998, Sears entered into an agreement with Total Systems Services, Inc. ("TSYS") to provide processing services relating to the Sears portfolio, including the receivables in the trust. The new processing system has enabled Sears to change its aging methodology, which, beginning in November 1998, generally has resulted in accounts being considered delinquent earlier and charged off sooner.

Composition of the Sears Portfolio

Composition of Accounts by Credit Limit

The following table summarizes the credit limits for accounts in the Sears portfolio. Sears based this information on accounts with balances at any time in the twenty-four months ended with the billing cycles ended in December 2000.

Credit Limit	Percentage of Sears portfolio as of billing cycled ended in December 2000
$ 0 - $ 99	18.3%
100 - 499	4.1%
500 - 999	7.4%
1,000 - 1,499	6.6%
1,500 - 1,999	5.6%
2,000 - 2,999	9.9%
3,000 - 3,999	13.7%
4,000 and over	34.4%
100.0%

Largest States

The Sears portfolio is not concentrated geographically. As of December 31, 2000, the following five states had the largest receivables balances and number of accounts:

Sears Portfolio	California	Florida	New York	Pennsylvania	Texas
% of accounts	10.6%	6.7%	6.6%	5.7%	6.2%
% of balances	10.8%	7.3%	6.1%	5.1%	8.0%

No other state accounted for more than 5% of the number of accounts in the Sears portfolio or 5% of the balances as of December 31, 2000.

Seasoning

More than 60% of the accounts in the Sears portfolio were at least five years old as of the billing cycles ended in December 2000. The ages of accounts in the Sears portfolio were distributed as follows:

Age of Accounts	Percentage of Sears portfolio as of billing cycles ended in December 2000
Up to 1 year	9.2%
1 year up to 2 years	8.3%
2 years up to 3 years	5.8%
3 years up to 4 years	5.7%
4 years up to 5 years	9.1%
5 years up to 10 years	23.1%
10 years and older	38.8%
100.0%

Sears based this information on accounts with balances at any time in the twenty-four months ended with the billing cycles ended in December 2000.

Summary Yield Information
 The accounts in the Sears portfolio had the following annualized aggregate monthly yields:
	Three months ended August 31, 2001	Twelve months ended August 31, 2001	2000	1999	1998
Aggregate monthly yield	19.43%	19.40%	20.06%	20.03%	20.59%

Aggregate monthly yield is the unweighted average of monthly yields annualized for each period shown. Sears calculates these monthly yields by dividing:

    monthly finance charges, late fees and revenue attributed to interchange fees minus estimated accumulated finance charges and late fees billed to accounts charged-off in that month; by the balance outstanding as of the beginning of the month.
Prior to the July 2001 Due Period, aggregate monthly yield did not include revenue attributed to interchange fees. Interchange fees were added to aggregate monthly yield beginning with the July 2001 Due Period.

Summary Charge-Off Information

The accounts in the Sears portfolio had the following annualized gross charge-off and recoveries percentages:

	Three months ended August 31, 2001	Twelve months ended August 31, 2001	2000	1999	1998
Gross charge-offs as a % of balances	7.62%	6.85%	6.91%	8.16%	8.82%
Recoveries as a % of balances	1.56%	1.66%	1.75%	1.69%	1.35%
Net charge-offs as a % of balances	6.06%	5.19%	5.16%	6.47%	7.47%

All rates shown are unweighted averages of monthly rates annualized for each period shown. Sears calculates these monthly rates by dividing:

    either (i) the amount of charged-off receivables for that month minus estimated accumulated finance charges and late fees billed to those accounts, or (ii) the amount of recoveries for that month, as applicable; by the balance outstanding as of the beginning of the month.
Summary Delinquency Aging Information
 The following table provides delinquency profiles based on monthly percentages for the accounts in the Sears portfolio. Percentages for 1998 include only results from the Sears proprietary system. Percentages for 1999 and subsequent periods include only results from the TSYS system. Because the TSYS system enabled Sears to change its methodologies for calculating delinquency percentages, data for 1999 and subsequent periods are not comparable to data for 1998.
	Twelve months ended August 31, 2001	2000	1999	1998
Delinquencies as a % of balances
60-89 days past due	1.90%	1.90%	2.01%	1.99%
90-119 days past due	1.52%	1.48%	1.55%	1.53%
120 days or more past due	4.12%	4.10%	4.35%	3.46%
Total delinquencies	7.54%	7.48%	7.91%	6.98%

The TSYS delinquency data reported in the rows above reflect accounts for which the customer has failed to make a required payment in the last three, four, and five or more billing cycles, respectively. Sears calculates these delinquencies reported for accounts processed under TSYS by dividing delinquencies at the end of each month by balances at the end of each month.

The proprietary system delinquency data reported in the rows above reflect the percentage of account balances for which the cumulative past due amount was three, four, and five or more times, respectively, the scheduled minimum monthly payment. Delinquencies reported under the proprietary system were calculated by dividing delinquencies as of the end of each billing cycle by balances at the beginning of that month.

Summary Payment Rate Information

The accounts in the Sears portfolio had the following monthly payment rates:

Payment Rates	Twelve months ended August 31, 2001	2000	1999	1998
Average Monthly Rate	7.48%	7.03%	6.78%	6.51%
Highest Monthly Rate	8.45%	7.64%	7.42%	6.89%
Lowest Monthly Rate	6.79%	6.72%	6.35%	6.15%

Sears calculates these payment rates by dividing:

    cash received during each month; by

    the balance outstanding as of the beginning of that month.